AMENDMENT NO. 1

SPECIAL SERVICING AGREEMENT
BETWEEN
T. ROWE PRICE SPECTRUM FUND, INC.,
T. ROWE PRICE SERVICES, INC.,
T. ROWE PRICE ASSOCIATES, INC.,
AND
THE UNDERLYING FUNDS

     The Special Servicing Agreement dated June 12, 1990, by and between T. Rowe Price Spectrum Fund, Inc., each fund listed on Appendix A thereto (each such fund referred to hereinafter as "Underlying Fund(s)"), T. Rowe Price Services, Inc., and T. Rowe Price Associates, Inc., (the "Agreement") is hereby amended as of August 18, 1997. Terms defined in the Agreement are also used in this Amendment as they were defined therein.

     Appendix A to the Agreement is amended to add and delete certain Underlying Funds as specified below. This revised Appendix A will supersede the existing Appendix A in its entirety. Each of the Funds listed in the attached Appendix A agree to be bound, separately and individually, to the terms and conditions of the Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.

The following Underlying Funds are added to the Agreement:

T. Rowe Price Blue Chip Growth Fund, Inc.
T. Rowe Price Emerging Markets Bond Fund
T. Rowe Price Mid-Cap Value Fund, Inc.
T. Rowe Price Summit Cash Reserves Fund
T. Rowe Price U.S. Treasury Long-Term Fund

The following Underlying Fund is deleted from the Agreement:

T. Rowe Price Prime Reserve Fund, Inc.


     IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed as of the day and year first above written.


ATTEST:                       T. ROWE PRICE SERVICES, INC.


______________________________By: ______________________________
Barbara A. Van Horn, Assistant Secretary James S. Riepe, Chairman of the Board



T. ROWE PRICE SPECTRUM FUND, INC.



______________________________By: ______________________________
Patricia S. Butcher, Assistant Secretary Peter Van Dyke, President



T. ROWE PRICE ASSOCIATES, INC.



______________________________By: ______________________________
Barbara A. Van Horn, Assistant Secretary Henry H. Hopkins, Managing Director



EACH OF THE FUNDS LISTED IN APPENDIX A  HERETO, SEPARATELY AND INDIVIDUALLY



______________________________By: ______________________________
Patricia S. Butcher, Assistant Secretary Henry H. Hopkins, Vice President

APPENDIX A

     The following T. Rowe Price Funds are parties to this Amendment Agreement and have so indicated their intention to be bound by such Agreement by executing the Agreement on the dates indicated thereon.


     T. Rowe Price Blue Chip Growth Fund, Inc.
     T. Rowe Price Equity Income Fund
     T. Rowe Price GNMA Fund
     T. Rowe Price Growth & Income Fund, Inc.
     T. Rowe Price Growth Stock Fund, Inc.
     T. Rowe Price High Yield Fund, Inc.
     T. Rowe Price International Funds, Inc., on behalf of the
           T. Rowe Price Emerging Markets Bond Fund
           T. Rowe Price International Bond Fund and
           T. Rowe Price International Stock Fund
     T. Rowe Price Mid-Cap Value Fund, Inc.
     T. Rowe Price New Era Fund, Inc.
     T. Rowe Price New Horizons Fund, Inc.
     T. Rowe Price New Income Fund, Inc.
     T. Rowe Price Short-Term Bond Fund, Inc.
     T. Rowe Price Summit Funds, Inc., on behalf of the
           T. Rowe Price Summit Cash Reserves Fund
     T. Rowe Price U.S. Treasury Funds, Inc., on behalf of the
           T. Rowe Price U.S. Treasury Long-Term Fund


EX-99.h(vi)
AMENDMENT NO. 1

SPECIAL SERVICING AGREEMENT
BETWEEN
T. ROWE PRICE SPECTRUM FUND, INC.,
T. ROWE PRICE ASSOCIATES, INC.,
ROWE PRICE-FLEMING INTERNATIONAL, INC.,
AND
THE UNDERLYING FUNDS

     The Special Servicing Agreement dated November 12, 1996, by and between T. Rowe Price Spectrum Fund, Inc., on behalf of its separate series, T. Rowe Price Spectrum International Fund, each fund listed on Appendix A thereto (each such fund referred to hereinafter as "Underlying Fund(s)"), T. Rowe Price Associates, Inc., and Rowe Price-Fleming, Inc., (the "Agreement") is hereby amended as of August 18, 1997. Terms defined in the Agreement are also used in this Amendment as they were defined therein.

     Appendix A to the Agreement is amended to add and delete certain Underlying Funds as specified below. This revised Appendix A will supersede the existing Appendix A in its entirety. Each of the Funds listed in the attached Appendix A agree to be bound, separately and individually, to the terms and conditions of the Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.

The following Underlying Fund is added to the Agreement:

T. Rowe Price Summit Cash Reserves Fund

The following Underlying Fund is deleted from the Agreement:

T. Rowe Price Prime Reserve Fund, Inc.

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PAGE 27

     IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed as of the day and year first above written.



ATTEST:                       ROWE PRICE-FLEMING INTERNATIONAL, INC.



______________________________ By: ______________________________
Barbara A. Van Horn, Assistant Secretary M. David Testa, Chairman of the Board



T. ROWE PRICE SPECTRUM FUND, INC., on behalf of T. ROWE PRICE SPECTRUM INTERNATIONAL FUND



______________________________ By: ______________________________
Patricia S. Butcher, Assistant Secretary Peter Van Dyke, President



T. ROWE PRICE ASSOCIATES, INC.



______________________________ By: ______________________________
Barbara A. Van Horn, Assistant Secretary Henry H. Hopkins, Managing Director



EACH OF THE FUNDS LISTED IN APPENDIX A HERETO, SEPARATELY AND INDIVIDUALLY



______________________________ By: ______________________________
Patricia S. Butcher, Assistant Secretary Henry H. Hopkins, Vice President

APPENDIX A

     The following T. Rowe Price Funds are parties to this Amendment Agreement and have so indicated their intention to be bound by such Agreement by executing the Agreement on the dates indicated thereon.


     T. ROWE PRICE INTERNATIONAL FUNDS, INC., on behalf of the
           T. Rowe Price Emerging Markets Bond Fund
           T. Rowe Price Emerging Markets Stock Fund
           T. Rowe Price European Stock Fund
           T. Rowe Price International Bond Fund
           T. Rowe Price International Discovery Fund
           T. Rowe Price International Stock Fund
           T. Rowe Price Japan Fund
           T. Rowe Price Latin America Fund
           T. Rowe Price New Asia Fund

     T. ROWE PRICE SUMMIT FUNDS, INC., on behalf of the
           T. Rowe Price Summit Cash Reserves Fund